EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Critical Path Announces $43 Million Private Financing;
$10 Million Cash Investment and $33 Million Debt Conversion;
Additional $21 Million Rights Offering to Existing Common Shareholders

Shareholders to Vote on Transactions

SAN FRANCISCO (November 18, 2003) – Critical Path, Inc. (Nasdaq: CPTH), a global leader in digital communications software and services, today announced that it has signed a definitive agreement for the purchase of $10 million in convertible notes by investment entities affiliated with General Atlantic Partners, LLC. In addition, the Company announced that a group of investors led by Cheung Kong Group and its Hutchison Whampoa Limited affiliates (Cheung Kong Group), which previously acquired approximately $32.8 million of the Company’s face value 5 3/4% convertible subordinated notes, have agreed to exchange such notes for newly issued Series E preferred shares. As part of this transaction, the Cheung Kong Group will receive the right to elect one director to the Board of Directors.

Additionally, the Company announced its intention to make a rights offering to public shareholders of record as of November 18, 2003 to purchase up to approximately $21 million of newly issued Series E preferred shares at a purchase price of $1.50. The Company has agreed to permit General Atlantic Partners and the Cheung Kong Group to purchase any remaining Series E preferred shares not purchased by eligible shareholders under the rights offering.

The Company plans to submit to shareholders for approval within 60 days the issuance of the Series E Preferred shares to be issued upon conversion of the $10 million notes, and the exchange of the subordinated notes, in accordance with the rules of the Nasdaq Stock Market.

$10 Million Cash Investment and $32.8 Million in Debt Retired
Investment entities affiliated with General Atlantic Partners will invest $10 million in the Company in the form of 10% senior secured notes that will convert into approximately 6.7 million Series E preferred shares immediately upon shareholder approval. Cheung Kong Group will exchange approximately $32.8 million face value of the Company’s outstanding 5 3/4% Convertible Subordinated Notes for approximately 21.9 million of the Series E preferred shares, also upon receipt of shareholder approval.

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The Series E preferred shares will rank senior in preference to all existing equity shares of the Company. The preferred shares will accrue dividends at an annual rate of 5 3/4% of the purchase price of $1.50 per share.

General Atlantic Partners and the Cheung Kong Group are currently the largest shareholders in Critical Path and will hold, assuming the conversion and exchange of their notes (and excluding the effect of the issuance of the Series E Preferred Shares in the rights offering), approximately 36% and 33%, respectively, of the Company’s outstanding equity shares upon consummation of the transactions described above.

Series D Preferred Stock Modified to Eliminate Participation Feature, Reduce Conversion Price
As part of the investment and exchange transactions described above, the holders of the Series D preferred shares, including General Atlantic Partners and the Cheung Kong Group, have also agreed to eliminate the existing Series D “participation rights” in exchange for the adjustment of the Series D conversion price from $4.20 to $1.50 (the conversion price of the new Series E preferred shares). The Series D “participation right” previously allowed the Series D holders, upon a liquidation event or change of control transaction, to receive as part of any such transaction both a liquidation preference and thereafter the right to participate on a pro-rata as-converted basis with the common shareholders. Under the amended terms of the Series D, they will be required, upon a liquidation event, to elect either a liquidation preference or to convert into common stock. The reduction of the conversion price will permit the Series D holders to convert their shares into approximately 43.8 million shares of common stock, compared with the existing right to convert into approximately 15.9 million shares of common stock.

$21 Million Rights Offering to Existing Common Shareholders
Subject to shareholder approval, the Company plans to offer to its existing holders of its common stock the right to purchase approximately two shares of the new Series E Preferred Stock for every three shares of common stock they currently own, at a purchase price of $1.50 per share.

The rights offering would be made by a dividend to common shareholders of record as of November 18, 2003 of the right to acquire Series E preferred shares. The Company anticipates that it will offer the right to purchase Series E preferred shares following the Securities and Exchange Commission declaring the registration statement for the rights offering to be effective,

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and will hold the rights offering open for a period of 30 days. The Company has agreed to grant to General Atlantic Partners and the Cheung Kong Group the right to purchase any unsubscribed shares under the rights offering.

The rights offering will be made only by means of a prospectus that the Company intends to file with the Securities and Exchange Commission as part of a registration statement. The Company has not yet filed a registration statement with the SEC relating to the rights offering. This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities in the private placement or rights offering, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such sate or jurisdiction.

Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding the market for products and services like ours, the demand for our products, and the performance of our senior management in achieving our goals. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our ability to complete the private placement and related transactions discussed in this press release, our ability to obtain the required shareholder approval of the transactions described in this press release, our success in raising sufficient capital to continue operations, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, unplanned system interruptions and capacity constraints, software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S Securities and Exchange Commission (www.sec.gov) made from time to time, including Critical Path’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002,and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 2003, as may be amended from time to time, and all subsequent filings with the Securities and Exchange Commission (www.sec.gov). The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path and the Critical Path logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their holders

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Contact Information

For Reporters and Editors: Critical Path, Inc. Jim Fulton 415.541.2524 jim.fulton@criticalpath.net www.criticalpath.net	For Investors: Critical Path, Inc. Investor Relations 415.541.2619 ir@criticalpath.net www.criticalpath.net